Exhibit 99.1

SupportSoft Preannounces Q4 Upside

- Schedules Date of Fourth Quarter 2006 Financial Results Release and Conference Call -

REDWOOD CITY, Calif., January 11, 2007— SupportSoft, Inc. (NASDAQ: SPRT), a leading provider of software and services that automate the resolution of technology problems, today announced that it expects revenue and per share results to exceed guidance for its fourth fiscal quarter ended December 31, 2006.

Based on preliminary, unaudited financial results, SupportSoft currently expects to report revenue of approximately $14 million, ahead of the $12 million to $13 million range previously forecast by the Company. SupportSoft also expects to report per share results substantially better than Company-issued guidance for the fourth quarter of 2006. The Company expects cash and marketable securities at December 31, 2006 to be approximately $120 million.

Results for the fourth quarter will be released following the close of the market on Thursday, February 8, 2007.  The Company will conduct a conference call with Josh Pickus, President and Chief Executive Officer, and Ken Owyang, Chief Financial Officer, at 2:00 p.m. PST on February 8th to discuss these results as well as to provide additional information about the Company’s business and plans for 2007.  The live webcast of SupportSoft’s conference call can be accessed by visiting http://www.supportsoft.com/investors. A replay of the webcast will be archived on the investor relations section of SupportSoft’s website.

About SupportSoft

SupportSoft is a leading provider of software and services that automate the resolution of technology problems. Digital service providers benefiting from SupportSoft solutions include Belgacom, Bharti Airtel, Comcast Communications, Cox Communications, Telefonica, Time Warner, TeliaSonera, UPC and Verizon. Enterprises that have licensed SupportSoft products include ADP, Bank of America, BT, Kimberly-Clark, Sony and Symantec. Managed service providers that utilize the Company’s solutions to provide outsourced services to their enterprise customers include EDS, CompuCom and CSC. For more information visit http://www.supportsoft.com/.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These are statements that relate to future events and include, but are not limited to, the statements that provide estimates as to the expected final calculation of the Company’s fourth quarter revenue, earnings per share and cash position. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to: SupportSoft’s management and independent registered public accounting firm, upon completion of its customary quarterly closing and review procedures, concluding that the financial results for the fourth quarter fall below the estimates set forth in this press release or are otherwise different than the preliminary estimates provided herein. Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to update information contained in this press release.

Contact:

Investors

Carolyn Bass, Zach Barnes

Market Street Partners

415-445-3240

ir@supportsoft.com

Media

Jennifer Massaro

SupportSoft, Inc.

650-556-8596

pr@supportsoft.com